CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated August 25, 2015 on the statement of assets and liabilities of the TCG Daily Liquidity Money Market Fund (the "Fund"), a series of TCG Financial Series Trust II, as of June 30, 2015 and to all references to our firm included in or made part of this Post-Effective Amendment Number 4 under the Securities Act of 1933 and Amendment Number 7 under the Investment Company Act of 1940 to the Fund’s Registration Statement on Form N-1A.

Abington, Pennsylvania

October 28, 2015